Exhibit 99.6

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

Deep Medicine ACQUISITION CORP.

595 Madison Avenue, 12th Floor

New York, NY 10017

(917) 289-2776

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

DEEP MEDICINE ACQUISITION CORP.

TO BE HELD ON

________________, 2023 AT 10:00 a.m. EASTERN TIME

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints Humphrey P. Polanen, with full power to act alone, with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of stockholders of Deep Medicine Acquisition Corp. (which is referred to as “Deep Medicine” and, following the closing of the Business Combination, “New TruGolf”) to be held virtually on ___________, 2023, at 10:00 a.m. Eastern Time, accessible at https://www.cstproxy.com/[•], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxy is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxy’s discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2023, at 10:00 a.m. Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4A-4E, 5, 6, 7 AND 8, IF PRESENTED.

THE BOARD OF DIRECTORS OF DEEP MEDICINE RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE NTA PROPOSAL), “FOR” PROPOSAL 2 (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 3 (THE CHARTER PROPOSAL), “FOR” PROPOSALS 4A-4E (THE GOVERNANCE PROPOSALS), “FOR” PROPOSAL 5 (THE EQUITY INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 6 (THE DIRECTOR ELECTION PROPOSAL), “FOR” PROPOSAL 7 (THE NASDAQ PROPOSAL) AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL), IF PRESENTED.

THE NTA PROPOSAL IS CONDITIONED ON THE BUSINESS COMBINATION PROPOSAL. THE BUSINESS COMBINATION PROPOSAL IS CONDITIONED UPON THE CHARTER PROPOSAL, THE EQUITY INCENTIVE PLAN PROPOSAL, THE DIRECTOR ELECTION PROPOSAL and the nasdaq proposal. THE governance proposals and the ADJOURNMENT PROPOSAL are NOT CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF ANY OF THE BUSINESS COMBINATION PROPOSAL, THE CHARTER PROPOSAL, THE EQUITY INCENTIVE PLAN PROPOSAL, THE DIRECTOR ELECTION PROPOSAL or the nasdaq proposal IS NOT APPROVED, THEN THE BUSINESS COMBINATION WILL NOT BE CONSUMMATED.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PROXY

1.	The NTA Proposal — To consider and vote on amendments to the current Amended and Restated Certificate of Incorporation of Deep Medicine (the “Existing Charter”), which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by Deep Medicine, prior to the consummation of the proposed Business Combination, to remove from the Existing Charter the limitation on stock repurchases prior to the consummation of a business combination if Deep Medicine’s or of any successor of Deep Medicine’s net tangible assets (“NTA”) would not be at least $5,000,001 either immediately prior or subsequent to the consummation of such business combination. A copy of the NTA Amendments to the Exiting Charter is attached to the accompanying proxy statement/prospectus as Annex A.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Business Combination Proposal — To consider and vote upon a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of July 21, 2023 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among Deep Medicine, DMAC Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of Deep Medicine (“Merger Sub”), Bright Vision Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time for the stockholders of Deep Medicine (other than the TruGolf Stockholders as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of the Merger Agreement (the “Purchaser Representative”), Christopher Jones, an individual, in the capacity as the representative from and after the Effective Time for the TruGolf Stockholders (as defined below) as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”), and TruGolf, Inc., a Nevada corporation (“TruGolf”), pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TruGolf, with TruGolf surviving the merger as a wholly-owned subsidiary of Deep Medicine (the “Merger”). In connection with the Merger, Deep Medicine will change its corporate name to “TruGolf, Inc.” (which we sometimes refer to as “New TruGolf”). A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex B.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Charter Proposal — To consider and vote upon a proposal to approve the amended and restated certificate of incorporation of New TruGolf in the form attached to the accompanying proxy statement/prospectus as Annex C.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the proposed New TruGolf Charter, presented separately in accordance with the U.S. Securities and Exchange Commission (“SEC”) requirements (Proposals No. 4.A through 4.E):

	● Proposal No. 4.A: Number of Authorized Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.B: Two Separate Classes of Common Stock, With Differential Voting Rights	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.C: No Stockholder Vote Required to Amend the Proposed Bylaws	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.D: Limitation of Exclusive Forum Provision	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.E: Status as Blank Check Company	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Equity Incentive Plan Proposal — To consider and vote upon a proposal to adopt the 2023 Plan, a copy of which is included as Annex D to the accompanying proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.

The Director Election Proposal — To consider and vote upon the election of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of New TruGolf:

Christopher Jones

Shaun Limbers

Humphrey Polanen

AJ Redmer

Riley Russell

		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________

7.	The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Capital Market listing rules, the issuance of more than 20% of Deep Medicine’s issued and outstanding common stock in connection with the PIPE.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.	The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, at the determination of the Deep Medicine Board.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.